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                                                                      EXHIBIT 15

                         ACKNOWLEDGMENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS
                REGARDING INDEPENDENT AUDITORS' REVIEW REPORTS

The Board of Directors
PLATINUM technology, inc.:

With respect to the registration statement on Form S-8 of PLATINUM technology, inc., we acknowledge our awareness of the use therein of our reports dated May 14, 1996, August 13, 1996, and October 30, 1996 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                        /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP

Chicago, Illinois
January 29, 1997